AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                                 CSX CORPORATION


                                    Article I

                                      NAME

                The name of the Corporation is "CSX Corporation".


                                   Article II

                                     PURPOSE

               The purpose for which the Corporation is organized is to transact any lawful business not required to be specifically stated in the Articles of Incorporation.


                                   Article III

                                AUTHORIZED STOCK

               3.1 Number and Designation.  The Corporation shall have authority
                   ----------------------
to issue three hundred million (300,000,000) shares of Common Stock, par value $1.00 per share, and twenty-five million (25,000,000) shares of Serial Preferred Stock, without par value.

               3.2  Preemptive  Rights.  No  holder  of  capital  stock  of  the
                    ------------------
Corporation of any class shall have any preemptive right to subscribe to or purchase (i) any shares of capital stock of this Corporation, (ii) any securities convertible into such shares or (iii) any options, warrants or rights to purchase such shares or securities convertible into any such shares.


                                   Article IV

                             SERIAL PREFERRED STOCK

               4.1  Issuance  in  Series.  The  Board  of  Directors  is  hereby
                    --------------------
empowered to cause the Serial Preferred Stock of the Corporation to be issued in series with such of the variations permitted by clauses (a)-(h), both inclusive, of this Section 4.1 as shall have been fixed and determined by the Board of Directors with respect to any series prior to the issue of any shares of such series.

               The shares of the Serial Preferred Stock of different series may vary as to:

               (a) the number of shares constituting such series and the designation of such series, which shall be such as to distinguish the shares thereof from the shares of all other series and classes;

               (b) the rate of dividend, the time of payment and, if cumulative, the dates from which dividends shall be cumulative, and the extent of participation rights, if any;

               (c) any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action;

               (d) the price at and the terms and conditions on which shares may be redeemed;

               (e) the amount payable upon shares in event of involuntary liquidation;

               (f) the amount payable upon shares in event of voluntary
                   liquidation;

               (g) any sinking fund provisions for the redemption or purchase of shares; and

               (h) the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion.

               The shares of all series of Serial Preferred Stock shall be identical except as, within the limits set forth above in this Section 4.1, shall have been fixed and determined by the Board of Directors prior to the issuance thereof.

               On the date of these Amended and Restated Articles of Incorporation, there were issued and outstanding shares of the Series A $7.00 Cumulative Convertible Preferred Stock. On the date of these Amended and Restated Articles of Incorporation, there were authorized, but unissued, 3,000,000 shares of the Series B Junior Participating Preferred Stock. The dates on which each such series was authorized by the Board of Directors and the preferences, limitations and relative rights of the shares of each such series not otherwise set forth in these Amended and Restated Articles of Incorporation are set forth in Articles IX and X hereof. Prior to the date of these Amended and Restated Articles of Incorporation, the Corporation had issued the Market Auction Preferred Stock, Series C-1 and the Market Auction Preferred Stock, Series C-2. On that date all of the shares of each of the aforesaid series which had been issued had been redeemed by the Corporation and no share of any such series remained issued and outstanding. Each such series provided that shares of the series, when purchased, redeemed or otherwise acquired by the Corporation, would become authorized but unissued shares of Preferred Stock, undesignated as to series.

               4.2 Dividends.  The holders of the Serial Preferred Stock of each
                   ---------
series shall be entitled to receive, if and when declared payable by the Board of Directors, dividends in lawful money of the United States of America, at the dividend rate for such series, and not exceeding such rate except to the extent of any participation right. Such dividends shall be payable on such dates as shall be fixed for such series. Dividends, if cumulative and in arrears, shall not bear interest.

               No dividends shall be declared or paid upon or set apart for the Common Stock or for stock of any other class hereafter created ranking junior to the Serial Preferred Stock in respect of dividends or assets (hereinafter called Junior Stock), and no shares of Serial Preferred Stock, Common Stock or Junior Stock shall be purchased, redeemed or otherwise reacquired for a consideration, nor shall any funds be set aside for or paid to any sinking fund therefor, unless and until (i) full dividends on the outstanding Serial Preferred Stock at the dividend rate or rates therefor, together with the full additional amount required by any participation right, shall have been paid or declared and set apart for payment with respect to all past dividend periods, to the extent that the holders of the Serial Preferred Stock are entitled to dividends with respect to any past dividend period, and the current dividend period, and (ii) all mandatory sinking fund payments that shall have become due in respect of any series of the Serial Preferred Stock shall have been made. Unless full dividends with respect to all past dividend periods on the outstanding Serial Preferred Stock at the dividend rate or rates therefor, to the extent the holders of the Serial Preferred Stock are entitled to dividends with respect to any particular past dividend period, together with the full additional amount required by any participation right, shall have been paid or declared and set apart for payment and all mandatory sinking fund payments that shall have become due in respect of any series of the Serial Preferred Stock shall have been made, no distributions shall be made to the holders of the Serial Preferred Stock of any series unless distributions are made to the holders of the Serial Preferred Stock of all series then outstanding in proportion to the aggregate amounts of the deficiencies in payments due to the respective series, and all payments shall be applied, first, to dividends accrued and in arrears, next, to any amount required by any participation right, and, finally, to mandatory sinking fund payments. The terms "current dividend period" and "past dividend period" mean, if two or more series of Serial Preferred Stock having different dividend periods are at the time outstanding, the current dividend period or any past dividend period, as the case may be, with respect to each such series.

               4.3 Preference on Liquidation.  In the event of any  liquidation,
                   -------------------------
dissolution or winding up of the Corporation, the holders of the Serial Preferred Stock of each series shall be entitled to receive, for each share thereof, the fixed liquidation price for such series, plus, in case such liquidation, dissolution or winding up shall have been voluntary, the fixed liquidation premium for such series, if any, together in all cases with a sum equal to all dividends accrued or in arrears thereon and the full additional amount required by any participation right, before any distribution of the assets shall be made to holders of the Common Stock or Junior Stock; but the holders of the Serial Preferred Stock shall be entitled to no further participation in such distribution. If, upon any such liquidation, dissolution or winding up, the assets distributable among the holders of the Serial Preferred Stock shall be insufficient to permit the payment of the full preferential amounts aforesaid, then such assets shall be distributed among the holders of the Serial Preferred Stock then outstanding ratably in proportion to the full preferential amounts to which they are respectively entitled. For the purposes of this Section 4.3, the expression "dividends accrued or in arrears" means, in respect of each share of the Serial Preferred Stock of any series at a particular time, an amount equal to the product of the rate of dividend per annum applicable to the shares of such series multiplied by the number of years and any fractional part of a year that shall have elapsed from the date when dividends on such shares became cumulative to the particular time in question less the total amount of dividends actually paid on the shares of such series or declared and set apart for payment thereon; provided, however, that, if the dividends on such shares shall not be fully cumulative, such expression shall mean the dividends, if any, cumulative in respect of such shares for the period stated in the articles of serial designation creating such shares less all dividends paid in or with respect to such period.


                                    Article V

                                  COMMON STOCK

               5.1 Dividends. Subject to the provisions of law and the rights of
                   ---------
holders of shares at the time outstanding of all classes of stock having prior rights as to dividends, the holders of Common Stock at the time outstanding shall be entitled to receive such dividends at such times and in such amounts as the Board of Directors may deem advisable.

               5.2 Liquidation. In the event of any liquidation,  dissolution or
                   -----------
winding up (whether voluntary or involuntary) of the Corporation, after the payment or provision for payment in full for all debts and other liabilities of the Corporation and all preferential amounts to which the holders of shares at the time outstanding of all classes of stock having prior rights thereto shall be entitled, the remaining net assets of the Corporation shall be distributed ratably among the holders of the shares at the time outstanding of Common Stock.

               5.3    Voting  Rights.  The  holders of Common  Stock shall be
                      --------------
entitled to one vote per share on all matters.


                                   Article VI

                               NUMBER OF DIRECTORS

               The number of directors shall be fixed by the By-Laws or, in the absence of a By-law fixing the number, the number shall be four.


                                   Article VII

                     LIMIT ON LIABILITY AND INDEMNIFICATION

               7.1    Definitions.  For purposes of this Article the following
                      -----------
definitions shall apply:
                      (a)    "Corporation"   means  this  Corporation,
                              -----------
including Chessie System, Inc. and Seaboard Coast Line Industries, Inc. and no other predecessor entity or other legal entity;

                      (b)    "expenses"   include   counsel   fees,   expert
                              --------
witness   fees,   and  costs  of investigation,   litigation  and  appeal,   as
well  as  any  amounts   expended  in  asserting  a  claim  for
indemnification;

                      (c)    "liability" means the obligation to pay a judgment,
                              ---------
settlement, penalty, fine, or other such obligation, including, without limitation, any excise tax assessed with respect to an employee benefit plan;
                      (d)    "legal entity" means a corporation,  partnership,
                              ------------
joint venture,  trust, employee benefit plan or other enterprise;

                      (e)    "predecessor  entity"  means a legal entity the
                              -------------------
existence of which ceased upon its acquisition by the Corporation in a merger or otherwise; and
                      (f)    "proceeding"   means  any  threatened,   pending,
                              ----------
or  completed  action,   suit, proceeding or appeal whether civil,  criminal,
administrative  or investigative and whether formal or informal.

               7.2  Limit on  Liability.  In  every  instance  permitted  by the
                    -------------------
Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, the liability of a director or officer of the Corporation to the Corporation or its shareholders arising out of a single transaction, occurrence or course of conduct shall be limited to one dollar.

               7.3  Indemnification  of Directors and Officers.  The Corporation
                    ------------------------------------------
shall indemnify any individual who is, was or is threatened to be made a party to a proceeding (including a proceeding by or in the right of the Corporation) because such individual is or was a director or officer of the Corporation, or because such individual is or was serving the Corporation or any other legal entity in any capacity at the request of the Corporation, against all liabilities and reasonable expenses incurred in the proceeding except such liabilities and expenses as are incurred because of such individual's willful misconduct or knowing violation of the criminal law. Service as a director or officer of a legal entity controlled by the Corporation shall be deemed service at the request of the Corporation. The determination that indemnification under this Section 7.3 is permissible and the evaluation as to the reasonableness of expenses in a specific case shall be made, in the case of a director, as provided by law, and in the case of an officer, as provided in Section 7.4 of this Article; provided, however, that if a majority of the directors of the Corporation has changed after the date after the date of the alleged conduct giving rise to a claim for indemnification, such determination and evaluation shall, at the option of the person claiming indemnification, be made by special legal counsel agreed upon by the Board of Directors and such person. Unless a determination has been made that indemnification is not permissible, the Corporation shall make advances and reimbursements for expenses incurred by a director or officer in a proceeding upon receipt of an undertaking from such director or officer to repay the same if it is ultimately determined that such director or officer is not entitled to indemnification. Such undertaking shall be an unlimited, unsecured general obligation of the director or officer and shall be accepted without reference to such director's or officer's ability to make repayment. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that a director or officer acted in such a manner as to make such director or officer ineligible for indemnification. The Corporation is authorized to contract in advance to indemnify and make advances and reimbursements for expenses to any of its directors or officers to the same extent provided in this Section 7.3.

               7.4  Indemnification  of Others. The Corporation may, to a lesser
                    --------------------------
extent or to the same extent that it is required to provide indemnification and make advances and reimbursements for expenses to its directors and officers pursuant to Section 7.3 of this Article, provide indemnification and make advances and reimbursements for expenses to its employees and agents, the directors, officers, employees and agents of its subsidiaries and predecessor entities, and any person serving any other legal entity in any capacity at the request of the Corporation, and may contract in advance to do so. The determination that  indemnification  under this Section 7.4 is permissible,  the authorization of such indemnification and the evaluation as to the reasonableness of expenses in a specific case shall be made as authorized from time to time by general or specific action of the Board of Directors, which action may be taken before or after a claim for indemnification is made, or as otherwise provided by law. No person's rights under Section 7.3 of this Article shall be limited by the provisions of this Section 7.4.

               7.5  Miscellaneous.   The  rights  of  each  person  entitled  to
                    -------------
indemnification under this Article shall inure to the benefit of such person's heirs, executors and administrators. Special legal counsel selected to make determinations under this Article may be counsel for the Corporation.
Indemnification pursuant to this Article shall not be exclusive of any other right of indemnification to which any person may be entitled, including indemnification pursuant to a valid contract, indemnification by legal entities other than the Corporation and indemnification under policies of insurance purchased and maintained by the Corporation or others. However, no person shall be entitled to indemnification by the Corporation to the extent such person is indemnified by another, including an insurer. The Corporation is authorized to purchase and maintain insurance against any liability it may have under this Article or to protect any of the persons named above against any liability arising from their service to the Corporation or any other legal entity at the request of the Corporation regardless of the Corporation's power to indemnify against such liability. The provisions of this Article shall not be deemed to preclude the Corporation from entering into contracts otherwise permitted by law with any individuals or legal entities, including those named above. If any provision of this Article or its application to any person or circumstances is held invalid by a court of competent jurisdiction, the invalidity shall not affect other provisions or applications of this Article, and to this end the provisions of this Article are severable.

               7.6 Application; Amendments. The provisions of this Article shall
                   -----------------------
be applicable from and after its adoption even though some or all of the underlying conduct or events relating to a proceeding may have occurred before its adoption. No amendment, modification or repeal of this Article shall diminish the rights provided hereunder to any person arising from conduct or events occurring before the adoption of such amendment, modification or repeal.


                                  Article VIII

                UNSURRENDERED SHARES OF CHESSIE SYSTEM, INC. AND

                      SEABOARD COAST LINE INDUSTRIES, INC.

               8.1    Conversion of Shares.  On October 31, 1980 (the "Merger
                      --------------------
Date"), the outstanding shares of Chessie Systems, Inc. ("Chessie") and Seaboard Coast Line Industries, Inc. ("Industries") were converted by operation of law into shares of the Corporation.

               8.2  Failure  to  Surrender  Shares.  No holder  of a Chessie  or
                    ------------------------------
Industries common stock certificate shall be entitled to vote at any meeting of stockholders of the Corporation or to receive any dividends from the Corporation until surrender of his certificate in exchange for a certificate for shares of the Corporation's Common Stock. Upon such surrender, there shall be paid to the holder the amount of dividends (without interest thereon) that have theretofore become payable, but that have not been paid by reason of the foregoing, with respect to the number of whole shares of the Corporation's Common Stock represented by the certificates issued in exchange. The Corporation shall, however, be entitled after the Merger Date to treat the certificates of outstanding common stock of Chessie and Industries as evidencing the ownership of the number of full shares of the Corporation's Common Stock into which the Chessie and Industries shares, represented by such certificates, shall have been converted, notwithstanding the failure to surrender such certificates.


                                   Article IX

                        SERIAL PREFERRED STOCK, SERIES A

               Pursuant to a resolution adopted by the Board of Directors of the Corporation on April 20, 1982, 250,000 shares of Serial Preferred Stock constitute a series of Serial Preferred Stock designated as the $7.00 Cumulative Convertible Preferred Stock, Series A ($100 Stated Value) (the "Series A Stock"), the shares of which have the following rights and preferences:

               9.1    Designation.  The  designation  of the series of Serial
                      -----------
Preferred Stock shall be "$7.00 Cumulative Convertible Preferred Stock, Series A ($100 Stated Value)."

               9.2 Dividends.  The holders of shares of the Series A Stock shall
                   ---------
be entitled to receive, when and as declared by the Board of Directors, dividends in cash in the amount of $7.00 per share per annum, payable quarterly on the last business day of January, April, July and October in each year (each of the quarterly periods ending on the last business day of such months, respectively, being hereinafter called a "dividend period"); provided, however, no dividend shall be payable as to any payment date occurring in the same calendar month in which the initial issuance of the Series A Stock occurs. Dividends on shares of the Series A Stock shall be cumulative commencing with the first day of the first dividend period for which a dividend is payable in accordance with the first sentence of this subdivision (whether or not there shall be net profits or net assets of the Corporation legally available for the payment of such dividends). All dividends declared upon the shares of the Series A Stock shall be declared pro rata. Holders of shares of the Series A Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of the dividends provided for herein.

               9.3    Redemption.  The shares of the Series A Stock shall
                      ----------
be subject to redemption as follows:

                      (a)    Mandatory  Redemption  Requirement.  On the last
                             ----------------------------------
day of the dividend period for the Series A Stock which includes the sixth anniversary of the initial issuance of the Series A Stock, and on the last day of each corresponding dividend period in the four successive twelve-month periods (the "Mandatory Redemption Dates"), the Corporation shall redeem any shares of the Series A Stock constituting Mandatory Redemption Shares in accordance with the provisions hereof (other than any such Mandatory Redemption Shares that have been converted or surrendered for conversion pursuant to subdivision (6) hereof), at the redemption price of $100 a share. "Mandatory Redemption Shares" shall be the 50,000 shares of Series A Stock selected in each year by the transfer agent by lot as of the dates (the "Redemption Record Dates") 90 days prior to the first, second, third, fourth and fifth Redemption Dates, respectively, from a pool consisting of all of the shares of the Series A Stock originally issued, less any shares of Series A Stock selected as Mandatory Redemption Shares in a prior year. Mandatory Redemption Shares shall be selected by the transfer agent by lot among the stock certificates representing shares of the Series A Stock as of the respective Redemption Record Dates and a hypothetical stock certificate representing all of the shares of the Series A Stock that have been converted or surrendered for conversion on or prior to the respective Redemption Record Dates, except that shares previously drawn for redemption shall not be included in such hypothetical
stock   certificates;   provided   that  in  such  lot  selection certificates
representing more than 10 shares of Series A Stock, including the hypothetical certificate representing converted shares, shall be assigned separate lot numbers for each whole or partial 10-share unit represented by such certificates.

                      (b)    Optional  Redemption  Right.  At any  time  after
                             ---------------------------
the fifth anniversary of the initial issuance of the Series A Stock, the Corporation may call for redemption all of the outstanding Series A Stock (the "Optional Redemption Shares") at a price of $110 a share within 60 days of the class vote referred to below (the "Optional Redemption Date"), if (i) the shares of the Series A Stock shall have voted as a class, either separately or together with shares of any other series of Serial Preferred Stock, as a condition to the taking of any corporate action other than action which would change the Series A Stock dividend rights, liquidation preference, mandatory redemption rights, redemption premium, voting rights or conversion rights, (ii) the vote necessary to constitute approval of that action by such class shall not have been obtained and (iii) the vote, necessary to constitute approval of that action by the holders of the Common Stock shall have been obtained.

                      (c)    Redemption  Procedure.  Notice  of  redemption  of
                             ---------------------
shares of the Series A Stock shall be given by a notice stating the Mandatory or Optional Redemption Date, respectively, mailed by first class mail not less than 30 nor more than 60 days prior to the date fixed for redemption to the registered holders of the shares constituting the Mandatory or Optional Redemption Shares, respectively, at their addresses as shown on the books of the Corporation. On or at any time before the Mandatory or Optional Redemption Date, respectively, the Corporation shall deposit in trust, for the account of the holders of the shares redeemed, funds necessary for such redemption with a bank or trust company in Richmond, Virginia or New York, New York, having capital and surplus aggregating at least $50,000,000. Upon the making as hereinabove provided of the notice of such redemption, provided such notice specifies the office of such bank or trust company where such deposit in trust has been made (or the date on which it will be made) and states that deposit is (or shall be) immediately available to the holders of the shares to be redeemed, and upon the making of such deposit in trust together with irrevocable instructions and authority to pay the amounts due upon redemption, then all shares with respect to the redemption of which such deposit and instructions shall have been made and such notice therefor given shall,
whether  or  not  the  certificates   therefor  shall  have  been surrendered
for cancellation, be deemed no longer to be outstanding for any purpose, and all rights with respect to such shares shall thereupon cease and terminate, except only the right of the holders of the certificates for such shares to receive, out of the funds so deposited in trust, from and after the date of such deposit, the amount payable upon the redemption thereof (including all accumulated dividends), without interest, and the right of the holders of such shares to convert them as provided in subdivision (6) hereof. Any interest on the funds so deposited shall be paid to the Corporation.

                      (d)    Payment of Dividends at  Redemption.  Before
                             -----------------------------------
redeeming any shares of the Series A Stock, all accumulated dividends on the Series A Stock, including the dividend payable on the Redemption Date, shall be declared and paid on the Redemption Date.

               9.4. Rights on Liquidation, Dissolution, Winding Up. In the event
                    ----------------------------------------------
of any involuntary or voluntary liquidation, dissolution or winding up of the Corporation, the holders of the Series A Stock then outstanding shall be entitled to be paid out of assets of the Corporation available for distribution to its stockholders an amount equal to $100 per share, plus an amount equal to accumulated and unpaid dividends to and including the date on which such payment is made, but the holders of Series A Stock shall be entitled to no further participation in such distribution.

               9.5  Voting.  Except as  otherwise  provided  by law,  the voting
                    ------
rights of the holders of the Series A Stock shall be as follows:

                      (a) Each holder of shares of the Series A Stock shall be entitled to one vote for each share held, and the shares of such series, the shares of Common Stock and any other class of stock of the Corporation then having general voting rights shall vote together as one class.

                      (b) In the event that at any time or from time to time, while any shares of the Series A Stock are outstanding, six or more quarterly dividends, whether consecutive or not, on any shares of the Series A Stock shall be in arrears and unpaid, whether or not earned or declared, then the holders of all of the outstanding shares of the Series A Stock together with the holders of any other series of Serial Preferred Stock then entitled to such a vote under the terms of the Articles of Incorporation of the Corporation, voting as a single class, shall be entitled to elect two members of the Board of Directors of the Corporation. Immediately after the occurrence of such event, the number of directors of the Corporation shall be increased by two and (unless a regular meeting of stockholders of the Corporation is to be held within 60 days for the purpose of electing directors) the Corporation shall give prompt notice to the holders of all of the outstanding shares of the Serial Preferred Stock then so entitled to such a vote of a special meeting of such holders to take place within 60 days after the occurrence of such event. If such meeting shall not have been called as so provided, such meeting may be called at the expense of the Corporation by the holders of not less than five percent of such Serial Preferred Stock at the time outstanding, on written notice specifying the time and place of the meeting given by mail not less than ten days or more than 30 days before the date of such meeting specified in such notice. At such meeting the holders of all of such Serial Preferred Stock at the time outstanding, voting as a single class, shall have the right to elect the two additional members of the Board of Directors of the Corporation.

               If a regular meeting of the stockholders of the Corporation for the purpose of electing directors is to be held within 60 days after the occurrence of such event, then at such meeting, and, in any event, at each subsequent meeting of the stockholders of the Corporation called for the purpose of electing directors, the holders of such Serial Preferred Stock at the time outstanding, voting as a single class, shall have the right to elect two members of the Board of Directors on the same conditions as stated above.

               At any special or regular meeting provided for in the next two preceding paragraphs, each outstanding share of such Serial Preferred Stock shall be entitled to one vote for the election of the directors provided for herein; the holders of a majority of the shares of such Serial Preferred Stock at the time outstanding shall constitute a quorum; and a plurality vote of such quorum shall govern.

               The directors elected by the holders of such Serial Preferred Stock shall hold office until their successors shall be elected. The right of holders of the Serial Preferred Stock to elect such two additional directors shall continue until such time as all accumulated dividends on such shares have been paid in full. The right shall be terminated for the time being and the terms of the directors so elected shall automatically expire at such time as all dividends on all outstanding shares of such Serial Preferred stock in arrears shall have been paid in full.

               9.6 Conversion.  (a) The Series A Stock shall be convertible,  at
                   ----------
the option of the holder thereof, at any time upon surrender, to any office or agency maintained by the Corporation from time to time for this purpose, of the certificates evidencing the shares to be converted, into fully paid and nonassessable shares of Common Stock of the Corporation at the conversion rate in effect at the time of conversion determined as hereinafter provided. Each share of Series A Stock shall initially be convertible into two shares of Common Stock. Any share of Series A Stock called for redemption or for which payment is provided upon any liquidation, dissolution or winding up of the Corporation may be converted, provided that the certificate evidencing such share is surrendered for conversion at any time on or before the date fixed by the Corporation, which date shall not be earlier than 3:00 p.m., Richmond, Virginia business time, on the second full business day immediately preceding the Redemption Date (excluding in such computation of date the Redemption Date), as the case may be. Upon conversion, any payment or adjustment shall be made for dividends on any class of shares.

                      (b) The number of shares of Common Stock and the number of shares of stock of other classes of the Corporation, if any, into which each share of the Series A Stock is convertible shall be subject to adjustment from time to time, as follows:

                             (i) in case the Corporation  shall take a record of
the holders of Common Stock to (A) declare and pay a dividend or distribution payable in shares of its capital stock, (B) subdivide or split its outstanding shares of Common Stock into a larger number of shares, (C) combine its outstanding shares of Common Stock into a smaller number of shares, or (D) issue any capital stock (all shares so issued to be included in the term "Common Stock" as used in this paragraph (i)) as a result of a reclassification or a change of the terms of its outstanding shares of Common Stock, the holder of each share of Series A Stock shall thereafter be entitled to receive, upon conversion, the number and kind of shares of Common Stock of the Corporation he would have been entitled to receive after any of the events described above had such conversion occurred immediately prior to such record date.

                             (ii) in case the  Corporation  shall  take a record
of the holders of its Common Stock for the purpose of issuing any rights or warrants entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the average market price per share of Common Stock (as defined in paragraph (v) of this subdivision 6(b)) for the date at which such record is taken, in each such case, the number of shares of Common Stock into which each share of Series A Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share of Series A Stock was immediately theretofore convertible by a fraction, of which the numerator shall be the sum of the number of shares of Common Stock outstanding at the time of the taking of such record plus the number of additional shares of Common Stock so offered for subscription or purchase, and of which the denominator shall be the sum of the number of shares of Common Stock outstanding at the time of the taking of such record plus the number of shares of Common Stock which could be purchased at the average market price per share of Common Stock (as defined in paragraph (v) of this subdivision 6(b)) for such date with the aggregate offering price of the total number of shares so offered.

                             (iii)  in case the Corporation  shall take a record
of the holders of Common Stock to distribute to the holders of its Common Stock evidences of indebtedness or assets (excluding cash dividends), then the number of shares of Common Stock into which each share of Series A Stock shall thereafter be convertible shall be determined by multiplying the number of shares of Common Stock into which such share of Series A Stock was immediately theretofore convertible by a fraction of which the numerator shall be the average market price per share of Common Stock (as defined in paragraph (v) of this subdivision 6(b)) for the record date, and of which the denominator shall be the average market price per share of Common Stock for such date, less the fair market value (as reasonably determined by the Board of Directors of the Corporation, whose determination shall be conclusive, and described in a statement filed with the Transfer Agent or Transfer Agents for the Series A Stock and for the Common Stock) of the portion of the assets or evidences of indebtedness so distributed applicable to one of the outstanding shares of the Common Stock.

                             (iv) in case of any reorganization,
recapitalization, consolidation, merger, or sale, transfer, exchange or conveyance of all or substantially all of the property or assets of the Corporation as a result of which the holders of Common Stock shall be entitled to receive stock, other securities, cash or other assets with respect to or in exchange for Common Stock, the holder of a share of Series A Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock or other securities or other assets receivable upon such reorganization, recapitalization, consolidation, merger, sale, transfer, exchange or conveyance by a holder of the number of shares of Common Stock into which such share of Series A Stock might have been converted immediately prior to such reorganization, recapitalization, consolidation, merger, sale, transfer, exchange or conveyance and shall have no other conversion rights with regard to such share of Series A Stock.

                             (v) the term  "average  market price  per  share of
Common Stock" for any date shall mean the average of the daily closing prices for the thirty consecutive business days commencing forty-five business days before the date in question. The closing price for each day shall be as reported on the New York Stock Exchange-Composite Transactions.

                             (vi) no  adjustment  in the number of shares of
Common Stock into which any share of Series A Stock is convertible shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of shares of Common Stock into which a share of Series A Stock is then convertible; provided, however, that any adjustments which by reason of this paragraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided, further, that notwithstanding the foregoing, adjustment shall be made not later than the earlier of (A) three years after the occurrence of any of the events specified in paragraphs (i), (ii) and (iii) of this subdivision 6(b) and (B) the date as to which the aggregate adjustments not previously made would require a total increase or decrease of 1% in the conversion rate. All calculations under this subdivision 6(b) shall be made to the nearest cent or the nearest one-hundredths of a share, as the case may be.

                             Except as  otherwise  provided in this  subdivision
6(b), no adjustment of the conversion rate shall be made by reason of the issuance of shares of Common Stock in exchange for cash, property or services.

                             (vii) if the  Corporation  shall take a record for
the purpose of entitlement to any dividend, distribution, rights or warrants, and thereafter legally abandon its plan to pay or deliver such dividend, distribution, rights or warrants, then no adjustment in the number of shares of Common Stock, or of other shares of the Corporation into which any share of Series A Stock is convertible, shall be required.

                             (viii) in the event that at any time as a result of
an adjustment made pursuant to paragraph (i) of this subdivision 6(b), the holder of any shares of Series A Stock shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock or shares of stock or other securities or another corporation pursuant to subparagraph
(iv) of this subdivision 6(b), thereafter the number of such other shares or amount of such other securities so receivable upon conversion of any share of Series A Stock shall be subject to adjustment from time to time in the manner and on the terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in paragraphs (i) through (vii) of this subdivision 6(b), to the extent they can appropriately apply on like terms to such other shares.

                      (c) Whenever any adjustment is required in the shares into which any share of Series A Stock is convertible, the Corporation shall forthwith (i) file with the Transfer Agent or Transfer Agents for the Series A Stock and for the Common Stock a statement describing in reasonable detail the adjustment and the method of calculation used, (ii) cause a notice stating the nature and amount of such adjustment to be published at least once in a newspaper printed in the English language and customarily published on each business day and of general circulation in the City of Richmond, Virginia and (iii) cause a copy of such notice to be mailed to the holders of record of shares of Series A Stock, first class, postage prepaid, at their respective address as the same shall appear on the books of the Corporation.

                      (d) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any Series A Stock. If the conversion of any Series A Stock results in a fraction, an amount equal to such fraction multiplied by the average market price per share of Common Stock (determined as provided in paragraph (v) of subdivision 6(b)) of the Common Stock on the day of conversion shall be paid to such holder in cash by the Corporation.

                      (e) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares the full number of shares into which all shares of Series A Stock from time to time outstanding are convertible.

               9.7 Retirement of Redeemed  Shares,  etc.  Shares of the Series A
                   ------------------------------------
Stock which have been acquired by the Corporation shall not be reissued as Series A Stock but shall be retired and cancelled in the manner provided by law and shall become authorized as Serial Preferred Stock undesignated as to Series. Shares of Series A Stock which are held by the Corporation shall not be deemed outstanding for any purpose.


                                    Article X

                        SERIAL PREFERRED STOCK, SERIES B

               Pursuant to resolutions adopted by the Board of Directors of the Corporation on April 29, 1986 and June 27, 2000, 3,000,000 shares of Serial Preferred Stock constitute a series of Serial Preferred Stock designated as the Junior Participating Preferred Stock, Series B (the "Series B Stock"), the shares of which have the following rights and preferences;

               10.1.  Designation and Amount. The shares of such series shall be
                      ----------------------
designated as "Junior Participating Preferred Stock, Series B" and the number of shares constituting such series shall be 3,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of the Series B Stock to a number less than that of the shares then outstanding.

               10.2.  Dividends and Distributions.
                      ---------------------------

               (a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of the Series B Stock with respect to dividends, the holders of shares of the Series B Stock, in preference to the holders of Common Stock of the Corporation and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the fifteenth day (or, if not a business day, the preceding business day) of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of the Series B Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock, or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of the Series B Stock. In the event the Corporation shall at any time after May 29, 1998 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of the Series B Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (b) The Corporation shall declare a dividend or distribution on the Series B Stock as provided in paragraph (a) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series B Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

               (c) Dividends shall begin to accrue and be cumulative on outstanding shares of the Series B Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of the Series B Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of the Series B Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of the Series B Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of the Series B Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

               10.3.  Voting  Rights.  The  holders  of shares of the Series B
                      --------------
Stock  shall have the  following voting rights:

               (a) Subject to the provision for adjustment hereinafter set forth, each share of the Series B Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after May 29, 1998 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of the Series B Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (b) Except as otherwise provided herein or by law, the holders of Shares of the Series B Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

               (c) Except as set forth herein, holders of the Series B Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

               10.4.  Certain Restrictions.
                      --------------------

               (a) Whenever quarterly dividends or other dividends or distributions payable on the Series B Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of the Series B Stock outstanding shall have been paid in full, the Corporation shall not:

                      (i) declare, set apart or pay dividends on or make any other distributions on the Common Stock or any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Stock;

                      (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Stock, except dividends paid ratably on the Series B Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled; or

                      (iii) redeem or purchase or otherwise acquire for consideration shares of the Series B Stock, any such parity stock or any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Stock, or set aside for or pay to any sinking fund therefore.

               (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4 purchase or otherwise acquire such shares at such time and in such manner.

               10.5.  Reacquired  Shares.  Any  shares  of the  Series  B  Stock
                      ------------------
purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

               10.6.   Liquidation,   Dissolution   or  Winding   Up.  Upon  any
                       ---------------------------------------------
liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of Common Stock or of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Stock unless, prior thereto, the holders of shares of the Series B Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of the Series B Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Stock, except distributions made ratably on the Series B Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after May 29, 1998 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of the Series B Stock were entitled immediately prior to such event under the provision of clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               10.7.  Consolidation,  Merger, etc. In case the Corporation shall
                      ----------------------------
enter into any consolidation, merger, combination or other transition in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of the Series B Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after May 29, 1998 declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of the Series B Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               10.8.  No Redemption.  The shares of the Series B Stock shall not
                      -------------
be redeemable.

               10.9.  Rank.  The Series B Stock  shall rank  junior to all other
                      ----
series of the Corporation's preferred stock outstanding as of April 29, 1986, as to the payment of dividends and the distribution of assets.

               10.10.  Amendment.  The  Articles of  Incorporation  shall not be
                       ---------
amended in any manner which would materially alter or change the power, preferences or special rights of the Series B Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series B Stock, voting together as a single voting group.


                                   Article XI

                            VOTE TO AMEND OR RESTATE

        As to each voting group entitled to vote on an amendment or restatement of these Articles of Incorporation the vote required for approval shall be (i) the vote required by the terms of these Articles of Incorporation, as amended or as restated from time to time, if such terms specifically require the approval of more than a majority of the votes entitled to be cast thereon by such voting group; or (ii) if clause (i) of this Article is not applicable, a majority of the votes entitled to be cast thereon.